EXHIBIT 3(i).5

  (Articles of Amendment to the Articles of Incorporation of OWOL Technologies)


                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           NORTHWEST TERRITORIES, INC.

         Pursuant to the General Corporation Law of the State of Colorado, the undersigned President and Secretary of Northwest Territories, Inc., a
corporation organized and existing under and by virtue of the General Corporation Law of the State of Colorado, do hereby certify as follows:

         FIRST: That pursuant to the unanimous consent of the Board of Directors of Northwest Territories, Inc., resolutions were duly adopted setting forth an amendment to the certificate of Incorporation of Northwest Territories, Inc. (the "Corporation") and recommending that the shareholders of the Corporation adopt and approve said amendments.

         SECOND: That by written consent of shareholders owning a majority in interest of the issued and outstanding common stock of the Corporation, namely 1,000,000 out of 1,000,000 shares issued and outstanding, representing 100% of said outstanding shares did approve the adoption of the proposed amendment to the Certificate of Incorporation of the Corporation.

         THIRD: That the following amendment to the Certificate of Incorporation of the Corporation is hereby duly adopted in accordance with the General Corporation Law of the Sate of Colorado:

         Article I is hereby amended as follows:

                                    ARTICLE I

         The Name of the Corporation is I Ventures, Inc.

         IN WITNESS WHEREOF, the undersigned do hereby execute, file and record this Certificate of Amendment and do hereby certify that the facts stated therein are true and correct.

         Adopted effective this 14th day of October, 1998.

         By:   /s/ David N. Nemelka                  By:   /s/ David N. Nemelka
         ---------------------------                 ---------------------------
         David N. Nemelka, Secretary                 David N. Nemelka, President